UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date Earliest Event Reported): April 27, 2007

                            _________________________

                       TRANSDERM LABORATORIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                         0-27642                 13-3518345
----------------------------            -----------          -------------------
(State of other jurisdiction            (Commission            (I.R.S. Employer
  of incorporation or                   File Number)         Identification No.)
  organization Number)


101 Sinking Springs Lane, Emigsville, PA                             17318
----------------------------------------                           ----------
(Address of principal executive offices)                           (Zip code)


Registrant's telephone number, including area code:           (717) 764-1191


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 1.02   Termination of a Material Definitive Agreement.

      By letter dated April 26, 2007 and received on April 27, 2007, Key Pharmaceuticals, Inc. notified the registrant that it had terminated the License Agreement between the parties dated March 13, 2000 as a result of its failure to make royalty payments due under the agreement. The License Agreement granted Hercon Laboratories Corporation, 98.5% of the outstanding stock of which is owned by Transderm Laboratories Corporation, the right to use certain intellectual property developed by Key, including technology covered by a US patent, in the transdermal nitroglycerin patch products the company sells. The letter demands that Hercon immediately cease manufacturing, using, importing and selling drug-in-adhesive transdermal nitroglycerin patch products that incorporate Key's technology.

      Transderm's board of directors continues to negotiate with Key in the hope that it can enter into a settlement with Key as to the payment of the past due royalties.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRANSDERM LABORATORIES CORPORATION
Dated: May 2, 2007
                                            By: /s/ Andy E.  Yurowitz
                                                --------------------------------
                                                    Andy E.  Yurowitz, President